                              BROADWAY PLACE LEASE

                        LEXINGTON-BROADWAY PLACE, L.L.C.,
                      a Delaware limited liability company
                                  as Landlord,
                                       and

                                 MOSSIMO, INC.,
                             a Delaware corporation,
                                   as Tenant.

                                 BROADWAY PLACE

                       SUMMARY OF BASIC LEASE INFORMATION

         The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the "Lease") which pertains to the certain premises located at 2016 Broadway, Santa Monica, California (the "Premises") which are part of that certain project commonly known as Broadway Place in Santa Monica, California (the "Project"). Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.


               TERMS OF LEASE                    DESCRIPTION
         -----------------------------           -----------
         (References are to the Lease)
1.      Date:                                    June 29, 2000.
2.      Landlord:                                LEXINGTON-BROADWAY PLACE, L.L.C., a Delaware
                                                 limited liability company
3.      Address of Landlord
        (SECTION 29.14):                         9350 Wilshire Boulevard
                                                 Suite 400
                                                 Beverly Hills, California 90012
                                                 Attention: Legal Notices
4.      Tenant:                                  Mossimo, Inc., a Delaware corporation.
5.      Address of Tenant                        Mossimo, Inc.
        (SECTION 29.14):                         2016 Broadway
                                                 Santa Monica, CA 90404
6.      Premises (ARTICLE 1):                    Approximately 3,080 rentable square feet of space located
                                                 at 2016 Broadway, Santa Monica, California, 90404, as set
                                                 forth on EXHIBIT A attached hereto.
7.      Term (ARTICLE 2).

        7.1     Lease Term:                      Three (3) years.
        7.2     Lease Commencement Date:         The date Landlord delivers the Premises to Tenant, which
                                                 is anticipated to occur as of August 1, 2000.
        7.3     Lease Expiration Date:           The last day of the month in which the third (3rd)
                                                 anniversary of the Lease Commencement Date occurs.
        7.4     Option Tern:                     One (1) three (3) year option, subject to and in accordance with the terms of Section 2.2 of this Lease.

8.      Base Rent (ARTICLE 3):
           Lease Year                     Monthly Installment                 Monthly Base Rent
           ----------                        of Base Rent                       per Rentable
                                             ------------                        Square Foot
                                                                                 -----------
                1                              $8,624.00                            $2.80
                2                              $8,882.72                            $2.88
                3                              $9,149.20                            $2.97

9.      Tenants Share of Direct Expenses
        (ARTICLE 4).                              4.54%
10.     Use (ARTICLE 5):                          Entertainment related general office use.
11.     Security Deposit (ARTICLE 21):            $36,596.80
12.     Parking (ARTICLE 28):                     Three (3) tandem parking spaces (accommodating 6 cars).
13.     Brokers (SECTION 29.21):                  Lee & Associates - West Los Angeles and Beitler
                                                  Commercial.
14.     Tenant Improvements:                      None - Premises are taken "As Is."


                                            TABLE OF CONTENTS

                                                                                                   Page
1       PROJECT AND PREMISES .........................................................................1
2.      INITIAL LEASE TERM; OPTION TERM ............................................................. 1
3.      BASE RENT; BONUS RENT ........................................................................1
4.      ADDITIONAL RENT ..............................................................................1
5.      USE OF PREMISES ..............................................................................3
6.      SERVICES AND UTILITIES; PERSONAL PROPERTY ....................................................3
7.      REPAIRS ......................................................................................4
8.      ADDITIONS AND ALTERATIONS ....................................................................4
9.      COVENANT AGAINST LIENS .......................................................................5
10.     INSURANCE ....................................................................................5
11.     DAMAGE AND DESTRUCTION .......................................................................6
12.     NONWAIVER ....................................................................................7
13.     CONDEMNATION .................................................................................7
14.     ASSIGNMENT AND SUBLETTING ....................................................................7
15.     OWNERSHIP AND REMOVAL OF TRADE FIXTURES ......................................................8
16.     HOLDING OVER .................................................................................9
17.     ESTOPPEL CERTIFICATES ........................................................................9
18.     SUBORDINATION ................................................................................9
19.     DEFAULTS; REMEDIES ...........................................................................9
20.     FORCE MAJEURE ...............................................................................10
21.     SECURITY DEPOSIT ............................................................................10
22.     SUBSTITUTION OF OTHER PREMISES ..............................................................10
23.     SIGNS .......................................................................................11
24.     COMPLIANCE WITH LAW .........................................................................11
25.     LATE CHARGES ................................................................................11
26.     LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT ........................................11
27.     ENTRY BY LANDLORD ...........................................................................11
28.     TENANT PARKING ..............................................................................12
29.     MISCELLANEOUS PROVISIONS ....................................................................12


EXHIBITS
A       OUTLINE OF PREMISES
B       [INTENTIONALLY OMITTED]
C       NOTICE OF LEASE TERM DATES
D       RULES AND REGULATIONS
E       ESTOPPEL CERTIFICATE

                                      INDEX

                                                                                                   Page(s)
Additional Rent ......................................................................................2
Additional Spaces ...................................................................................12
Adjacent Buildings ...................................................................................1
Alterations ..........................................................................................4
Base Rent ............................................................................................1
Brokers .............................................................................................13
Building .............................................................................................1
Common Areas .........................................................................................1
Direct Expenses ......................................................................................2
Estimate Statement ...................................................................................3
Estimated Expenses ...................................................................................3
Expense Year .........................................................................................2
Force Majeure .......................................................................................10
Hazardous Material ..................................................................................14
Landlord .............................................................................................1
Landlord Parties .....................................................................................5
Lease ................................................................................................1
Lease Commencement Date ..............................................................................1
Lease Expiration Date ................................................................................1
Lease Term ...........................................................................................1
Lease Year ...........................................................................................1
Notices .............................................................................................13
Operating Expenses ...................................................................................2
Original Tenant.......................................................................................1
Parking Area .........................................................................................1
Permitted Use ........................................................................................3
Premises .............................................................................................1
Proposition 13 .......................................................................................2
Security Deposit ....................................................................................10
Statement ............................................................................................3
Summary ..............................................................................................1
Tax Expenses .........................................................................................2
Tenant ...............................................................................................1
Tenant's Share .......................................................................................3
Transfer Notice ......................................................................................7
Transfer Premium .....................................................................................8
Transferee ...........................................................................................7
Transfers ............................................................................................7
Utility Services......................................................................................4


                                      LEASE

         This Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in SECTION 1 of the Summary, is made by and between LEXINGTON-BROADWAY PLACE, L.L.C., a Delaware limited liability company ("Landlord"), and Mossimo, Inc., a Delaware corporation ("Tenant").

1.       PROJECT AND PREMISES

         Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in SECTION 6 of the Summary (the "Premises"). The Premises are a part of the Project, which Project includes (i) the building in which the Premises are located (the "Building"), (ii) two (2) buildings located adjacent to or across from the Building (the "Adjacent Buildings"), (iii) the "Common Areas," as that term is defined below, (iv) the land (which is improved with landscaping and other improvements) upon which the Building, the Adjacent Buildings, and the Common Areas are located, and (v) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project. Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Project those portions of the Project which are provided for use in common by Tenant and any other tenants of the Project, including, but not limited to, the parking area (the "Parking Area") which services the Project (collectively, the "Common Areas"). Tenant hereby agrees that Tenant shall accept the Premises in then existing, "as-is" condition on the Lease Commencement Date, and that, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the "Personal Property," as that term is defined in Section 6.3, below, the Premises or the Building or the Project, or the suitability of the same for Tenants use.

2.       INITIAL LEASE TERM; OPTION TERM

         2.1 INITIAL LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of "Rent," as that term is defined in
Section 4.1, below. The term of this Lease (the "Lease Term") shall be as set forth in SECTION 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in SECTION 7.2 of the Summary and shall terminate on the date (the "Lease Expiration Date") set forth in SECTION 7.3 of the Summary, unless sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

         2.2     OPTION TERM.

                 2.2.1 OPTION RIGHT . Landlord hereby grants the Tenant named in the Summary (the "Original Tenant") one (1) option to extend the Lease Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once. Upon the proper exercise of such option to extend, and provided that, at Landlord's option, as of the end of the initial Lease Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once, the Lease Term, as it applies to the Premises, shall be extended for a period of three
(3) years. The rights contained in this SECTION 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenants interest in this Lease) if the Original Tenant occupies the entire Premises.

                 2.2.2 OPTION RENT . The Base Rent payable by Tenant during each Option Term (the "Option Rent") shall be equal to the greater of
(i) the Base Rent being payable by Tenant under this Lease at the expiration of the then current Lease Term, and (ii) the face or stated rent, including all escalations, being quoted by Landlord for space comparable in size, location and quality to the Premises in the Project. Tenant shall pay Tenant's Share of Direct Expenses during the Option Term in accordance with the terms of this Lease.

                 2.2.3     EXERCISE OF OPTION. The option contained in this
SECTION 2.2 shall be exercised by Tenant, if at all, only by Tenant's delivery of irrevocable notice of Tenant's election to lease the Premises during the Option Term on or before the date occurring nine (9) months prior to the expiration of the initial Lease Term.

3. BASE RENT. Tenant shall pay, without notice or demand, except as otherwise set forth in this Lease, to Landlord at its address shown in
SECTION 3 of the Summary, by check or lawful money of the United States of America, base rent ("Base Rent") as set forth in SECTION 8 of the Summary, payable in equal monthly installments as set forth in SECTION 8 of the Summary in advance on or before the first day of each month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4.       ADDITIONAL RENT

         4.1 ADDITIONAL RENT. In addition to paying the Base Rent specified in ARTICLE 3 of this Lease, Tenant shall pay, as additional rent, Tenant's Share of the annual "Direct Expenses," as that term is defined in
SECTION 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 4 shall survive the expiration of the Lease Term.

         4.2 DEFINITIONS. As used in this ARTICLE 4, the following terms shall have the meanings hereinafter set forth:

                 4.2.1 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

                 4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve
(12) consecutive month period, and in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                 4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for (i) the cost of supplying all utilities (except that electricity consumed in space occupied by tenants shall not be included), the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Project and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project; (v) the cost of Parking Area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including Consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Project; (vii) an administrative fee for accounting, bookkeeping and collection of expenses in an amount equal to fifteen percent of the total Operating Expenses for the applicable Expense Year; (viii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any space provided thereunder);
(ix) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (x) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project; (xi) operation, repair, maintenance and replacement of all "systems and equipment servicing the Project, and components thereof; (xii) the cost of janitorial service to the Common Area, alarm and security service, window cleaning, trash removal, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xiii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project; and (xiv) the cost of any capital improvements or other costs (I) which are intended as a laborsaving device or to effect other economies in the operation or maintenance of the Building or Project, (II) made to the Building or Project that are required under any governmental law or regulation, or (111) which are reasonably determined by Landlord to be in the best interest of the Building and/or Project; provided, however, that if any such cost described in (I), (II) or (iii), above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

                 4.2.4 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. Tax Expenses shall include, without limitation: (i) any tax on Landlord's rent, right to rent or other income from the Project or as against Landlord's business of leasing any of the Project; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                 4.2.5 "Tenants Share" shall mean the percentage set forth in SECTION 9.2 of the Summary.

         4.3     CALCULATION AND PAYMENT OF ADDITIONAL RENT.

                 4.3.1 CALCULATION OF ADDITIONAL RENT. Tenant shall pay to Landlord, in the manner set forth in SECTION 4.3.2, below, and as Additional Rent, an amount equal to Tenant's Share of Direct Expenses.

                 4.3.2 STATEMENT OF ACTUAL DIRECT EXPENSE AND PAYMENT BY TENANT. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement") which Statement shall state the actual Direct Expenses incurred or accrued for such preceding Expense Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent, the amount of Tenants Share of Direct Expenses, as shown on the Statement, less the amounts, if any, paid during such Expense Year as "Estimated Expenses," as that term is defined in SECTION 4.3.3 below. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall, within thirty (30) days of receipt of a Statement setting forth such Direct Expenses, pay to Landlord an amount as calculated pursuant to the provisions of SECTION 4.3.1 of this Lease. The provisions of this SECTION 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

                 4.3.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. Landlord, at Landlord's option, may elect to give Tenant a yearly expense estimate statement (the "Estimate Statement") which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimated Expenses") of what the total amount of Tenants Share of Direct Expenses for the then-current Expense Year shall be. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this ARTICLE 4. Tenant shall pay, with its next installment of Base Rent, a fraction of the Estimated Expenses for the then current Expense Year (reduced by any amounts paid pursuant to the last sentence of this SECTION 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

         4.4 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

                 4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

                 4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Building Parking Area);

                 4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

                 4.4.4 Said assessments are levied or assessed upon the Project or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

5. USE OF PREMISES. Tenant shall use the premises only for the purpose as set forth in SECTION 10 of the Summary (the "Permitted Use") and for no other use or purpose, unless first approved in writing by Landlord, which approval Landlord may withhold in its sole discretion. Tenant agrees that it shall not use, or permit any person to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of any local, municipal or county governing body or other lawful authorities having jurisdiction over the Building or Project. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or hazardous substances (as defined under applicable laws).

6.       SERVICES AND UTILITIES; PERSONAL PROPERTY

         6.1 STANDARD TENANT SERVICES Landlord shall at all times provide electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and other equipment) for lighting and power reasonably suitable for the Permitted Use. Landlord shall also provide city water for use in connection with any plumbing fixtures now or hereafter installed in the Premises and the Building in accordance with this Lease. Notwithstanding the foregoing, (i) the electricity used in the Promises shall be separately metered and Tenant shall pay all charges therefor directly to the service provider, and (ii) the cost of all water or other utilities utilized at the project shall be included in Operating Expenses, which shall be payable by Tenant pursuant to the terms of
Article 4 of this Lease. In the event that Tenant shall use electricity, water, heating and air conditioning or any other utilities supplied to the Premises (collectively, the "Utility Services") in excess of the capacity supplied to the Premises or otherwise use Utility Services in a manner which generates excessive wear and tear on the systems and equipment providing the Utility Services, Tenant shall pay to Landlord, within ten (10) days after billing, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption.

         6.2 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, Or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities.

         6.3 PERSONAL PROPERTY. Landlord hereby leases to Tenant, for the Lease Term, and with the rental obligation included in the Rent specifically payable pursuant to the terms of this Lease, on an "as-is" basis, the personal property, furniture, fixtures and equipment which shall be located in the Premises and owned by Landlord as of the Lease Commencement Date (the "Personal Property"), which Personal Property shall include, but not be limited to, those items set forth on EXHIBIT B. attached hereto.

         6.3.1 MAINTENANCE OF PERSONAL PROPERTY. Tenant shall, at Tenant's sole cost and expense, repair and maintain the Personal Property in a first-class manner and In good order, condition and repair throughout the Lease Term and shall leave the Personal Property In the Premises upon the expiration Or sooner termination of the Lease Term in the same order and condition as when received, reasonable ordinary wear and tear excepted. In the event of unrepairable damage to any Personal Property, Tenant shall replace such damaged item at Tenants sole cost and expense, Without limiting the foregoing, Tenant, at its sole cost and expense, shall cause the Personal Property to be maintained, repaired and serviced in accordance with all applicable manufacturer's standards and specifications (or, if such specifications or standards are not provided or available, then in a reasonable manner). Landlord shall have the right, on reasonable prior notice to Tenant, and during regular business hours, to inspect the Personal Property to ensure Tenant's compliance with the terms of this SECTION 6.3. In connection with such inspections, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's operations.

         6.3.2 INSURANCE OF PERSONAL PROPERTY. Tenant, at Its sole cost and expense, shall insure the Personal Property in accordance with the terms of
Article 10 of the Lease. Landlord shall be named as an additional insured on Tenant's insurance maintained on the Personal Property.

7. REPAIRS. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including Article 8 hereof, keep the Premises, and all improvements, fixtures, equipment and furnishings therein (including the heating, ventilation and air conditioning facilities and equipment), in good order, repair and condition at all times during the Lease Term. Tenant hereby acknowledges that Landlord shall not provide janitorial services to the Premises and that Tenant shall, at its sole cost and expense, cause janitorial services to be supplied to the Premises at all times during the Lease Term in order that the Premises shall be maintained in a clean, neat and orderly condition reasonably satisfactory to Landlord. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including Article 8 hereof, promptly and adequately repair all damage to the Premises arid replace or repair all damaged or broken fixtures and appurtenances; provided however, that, al Landlord's option, or if Tenant falls to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may. but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

8.       ADDITIONS AND ALTERATIONS

         8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement theref, and which consent shall not be unreasonably withheld by Landlord, Tenant may replace window front at Tenant's sole cost and expense with a new window matching the other front windows in the Building.

         8.2 MANNER OF CONSTRUCTION. Tenant shall use its own contractors. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner in compliance with all applicable laws and with Landlord's construction rules and regulations, and diligently prosecuted to completion to the end that the Promises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Project, any other portion of the Building, or the Common Areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working in the Project. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builders All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county In which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Landlord a reproducible copy of the "as built" drawings of the Alterations.

         8.3 PAYMENT FOR IMPROVEMENTS. In the event Tenant orders any Alteration or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion Of Such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Project) sufficient to compensate Landlord for all Overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

         8.4 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures and/or permanently affixed equipment which may be installed or placed in or about the Premises, and all signs installed In, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the and of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises, Building and Project caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant, Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

9. COVENANT AGAINST LIENS. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record, Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10.      INSURANCE

         10.1 INDEMNIFICATION AND WAIVER. To the extent not prohibited by law, Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage Is sustained by Tenant or by other persons claiming through Tenant, Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys fees) Incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this
SECTION 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         10.2 TENANT COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such Increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         10.3 TENANT'S INSURANCE. Tenant shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in
SECTION 10.1 of this Lease, for limits of liability not less than $5,000,000,00 for each occurrence and S5,000,000.00 annual aggregate, with 0% Insured's participation. In addition, Tenant shall carry Physical Damage Insurance covering (i) the Personal Property and all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all existing and future improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises (collectively, the "Tenant Improvements"). Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

         10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 10.1 of this Lease, (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fall to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

         10.5 SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

         10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

11.      DAMAGE AND DESTRUCTION

         11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. If the Premises or any Common Areas providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this ARTICLE 11, restore the base, shell and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Project and/or the Building, or any other modifications to the Common Areas deemed desirable by

Landlord, provided access to the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance carried under Section 10.3 of this Lease, and Landlord shall repair any Injury or damage to the Tenant Improvements Installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review arid approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Promises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

         11.2    LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of
SECTION 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums);
(ii) the holder of any mortgage on the Building or Project or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be: or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. in addition, in the event that the Premises, the Building or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term. then notwithstanding anything contained in this ARTICLE 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this
SECTION 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term, In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

         11.3    WAIVER OF STATUTORY PROVISIONS. The provisions of this
Lease, including this ARTICLE 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

12. NONWAIVER. No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or exercise any election contained in this Lease, or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

13. CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises Building, or Project or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument- If more than twenty-five percent (25%) of the rentable square feet of the Promises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

14.      ASSIGNMENT AND SUBLETTING

         14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage,' pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). To request Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred

(the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in SECTION 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer. (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

         14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

                 14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project, or would be a significantly less prestigious occupant of the Project than Tenant;

                  14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                  14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

                  14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

                  14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

                  14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

                  14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or, (iii) has negotiated with Landlord during the twelve (12) month period immediately preceding the Transfer Notice.

         If Landlord consents to any Transfer pursuant to the terms of this
SECTION 14.2 (and does not exercise any recapture rights Landlord may have under SECTION 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to SECTION 14.1 of this Lease.

         14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord any "Transfer Premium," as that term is defined in this
SECTION 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises Is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant In connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

         14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

         14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an Independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto. whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the fight to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

         14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law. of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and
(ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of

Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

15.      OWNERSHIP AND REMOVAL OF TRADE FIXTURES

         15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord, The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.

         15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this ARTICLE 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises, Building and Project resulting from such removal.

16. HOLDING OVER. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this ARTICLE 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this ARTICLE 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES. Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18. SUBORDINATION. This Lease is subject and subordinate to all present and future ground or underlying leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such In8fruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19.      DEFAULTS; REMEDIES

         19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                 19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due;

                 19.1.2 Any failure by Tenant to respond to Landlord's request under ARTICLE 17 OR 18 within the time permitted therein for such response; or

                 19.1.3 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of. and not In addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15) day period, Tenant shall not be deemed to be in default If it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

                 19.1.4 Abandonment, vacation or surrender of the Premises by Tenant.

         19.2 REMEDIES UPON DEFAULT Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or In equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                 19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and If Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages In rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor: and Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided: plus (iii) the worth at the time of award of the amount by Which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a now tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "rent" as used In this SECTION 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in PARAGRAPHS 19.2.1(i) AND(ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in ARTICLE 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in PARAGRAPH 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                 19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         19.3 SUBLESSEES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or Interest in the rent or other consideration receivable thereunder.

         19.4 WAIVER OF DEFAULT. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default except only a default in the payment of the Rent so accepted.

20. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time pe6od for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

21. SECURITY DEPOSIT. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in SECTION 11 of the Summary, The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default- If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

22. SUBSTITUTION OF OTHER PREMISES. Landlord shall have the right, on thirty (30) days' prior notice, to relocate Tenant to another space in the Project, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice of Landlord's election to so relocate Tenant, and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable, Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises, Should Tenant refuse to permit Landlord to move Tenant to such new space, Landlord shall have the right to cancel and terminate this Lease effective sixty (60) days from the date of Landlord's election to relocate Tenant.

23.      SIGNS

         23.1 IN GENERAL. Tenant shall be entitled, at its sole cost and expense, to identification signage outside of Tenant's Premises, The location, quality, design, style, lighting and size of such signage shall comply with all applicable laws, shall be consistent with the Landlord's Project standard signage program, and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal.

         23.2 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building, Project or Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises, Building or Project are subject to the prior approval of Landlord, in its sole discretion.

         24. COMPLIANCE WITH LAW. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule. regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense. Tenant shall promptly comply with all such governmental measures. Tenant hereby acknowledges and agrees that it shall be the sole and exclusive responsibility of Tenant, at Tenant's sole cost and expense, to assure that Tenant's use of the Premises, as permitted pursuant to the terms of this Lease, complies with all applicable laws, including, without limitation, any zoning and/or land use restrictions applicable to the Premises or Project. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all improvements and alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this ARTICLE 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

         25. LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, or if any check delivered to Landlord by Tenant shall be returned for insufficient funds, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due. In addition to the late charge, in the event any check is returned for insufficient funds, Tenant shall pay to Landlord, as additional rent, the sum of $25.00. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. In the event that more than one (1) check of Tenant is returned for insufficient funds In any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

26.      LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

         26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

         26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of SECTION 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in ARTICLE 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this SECTION 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD. Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this
ARTICLE 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28. TENANT PARKING. Tenant shall have the right to use the amount of reserved and/or tandem/reserved parking spaces ("Parking Spaces") set forth in Section 12 of the Summary to park in the Parking Area. The location of Tenant's parking spaces shall be as set forth on Exhibit A, attached hereto. Subject to availability (as determined by Landlord in Landlord's reasonable discretion), following request by Tenant, Landlord shall provide up to a total of four (4) additional parking spaces at the Project (the "Additional Spaces"). The Additional Spaces shall be rented by Tenant on a month-to-month basis. As of the Lease Commencement Date, Tenant shall not be charged for the use of the Parking Spaces (but, as set forth below, Tenant shall be charged for Additional Spaces utilized by Tenant). Notwithstanding the foregoing, (i) Landlord may, at its sole option upon not less than thirty (30) days notice to Tenant, at any time during the Lease Term, charge Tenant for the use of the Parking Spaces, provided that in no event shall the amount charged by Landlord for the Parking Spaces exceed that amount charged by landlords of buildings comparable to and in the vicinity of the Project, and (ii) Tenant shall pay to Landlord, at all times during which Tenant shall rent Additional Spaces, the standard rate established by Landlord with respect to the Additional Spaces. Tenant's continued right to use the Parking Spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Area and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Parking Area and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Area, or relocate Tenant's Parking Spaces to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Parking Area or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Project. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner.

29.      MISCELLANEOUS PROVISIONS

         29.1 BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 14 of this Lease.

         29.2 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

         29.3 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

         29.4 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         29.5    PROHIBITION AGAINST RECORDING. Except as provided in SECTION
29.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

         29.6 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         29.7 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

         29.8 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

         29.9 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         29.10 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

         29.11 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

         29.12 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

         29.13 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

         29.14 NOTICES. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in SECTION 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in SECTION 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date ii is' mailed as provided in this SECTION 29.14 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

         29.15 LANDLORD EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.15 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

         29.16 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

         29.17 AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duty formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

         29.18 ATTORNEYS' FEES. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

         29.19 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

         29.20 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         29.21 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "Brokers"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers.

         29.22 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord falls to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

         29.23 PROJECT NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Building and/or Project and to install, affix and maintain any and all signs on the exterior of the Building or Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

         29.24 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

         29.25 HAZARDOUS MATERIAL. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease.

         29.26 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

         29.27 LANDLORD RENOVATIONS. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or Project, or any part thereof and that no representations respecting the condition of the Premises, Building or Project, have been made by Landlord to Tenant, except as specifically set forth herein. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Project, including without limitation the Parking Area, Common Areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building or Project, which work may create noise, dust or debris. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant' s personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                              "Landlord":

                              LEXINGTON-BROADWAY PLACE, L.L.C.,
                              a Delaware limited liability company

                              By:     Lexington Commercial Holdings, Inc.,
                                      a California corporation,
                                      Its Manager
                                      By:       /s/ Alisa J. Freundlich
                                              -------------------------
                                              Alisa J. Freundlich,
                                              Chief Operating Officer

                              "Tenant":

                              Mossimo, Inc.
                              a Delaware corporation

                              By:        /s/ Mossimo Giannulli
                                         ---------------------
                                Its      President and Chief Executive Officer
                                         -------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES
                                    (DIAGRAM)

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                           NOTICE OF LEASE TERM DATES

To:     Mossimo, Inc.
        2450 White Road
        2nd Floor
        Irvine, CA 92614

                Re: Lease dated June 29, 2000, between Lexington-Broadway Place, L.L.C., a Delaware limited liability company ("Landlord"), and Mossimo, Inc., a Delaware corporation ("Tenant") concerning certain space located at Broadway Street, Santa Monica, California.

Gentlemen:

        In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of August 1, 2000 for a term of three (3) years ending on July 31, 2003.

        2. That in accordance with the Lease, Rent commenced to accrue on August 1, 2000.

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to Lexington-Broadway Place, LLC at 9350 Wilshire Boulevard, Suite 310, Beverly Hills, California 90212.

        5. The exact number of rentable square feet within the Premises is 3,080 square feet.

        6. Tenants Share based upon the exact number of rentable square feet within the Premises is 4.54%.

                                  "Landlord":

                                  LEXINGTON-BROADWAY PLACE, L.L.C.,
                                  a Delaware limited liability company

                                  By:     Lexington Commercial Holdings, Inc.,
                                          a California corporation,
                                          Its Manager

                                          By:      /s/ Alisa J. Freundlich
                                                  ------------------------
                                                  Alisa J. Freundlich,
                                                  Chief Operating Officer

Agreed to and Accepted as
of July 25, 2000.

"Tenant":

Mossimo, Inc.
a Delaware corporation

By:    /s/ Mossimo Giannulli
     -----------------------

   Its:    President and Chief Executive Officer
           -------------------------------------

                                    EXHIBIT D

                                 BROADWAY PLACE

                              RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

         1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

         2. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

         3. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Premises. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

         4. Landlord shall have the right to control and operate the public portions of the Project in suctr manner as is customary for comparable buildings in the vicinity of the Project.

         5. The requirements of Tenant will be attended to only upon application at the office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         6. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord or Landlord's agents to prevent same.

         7. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

         8. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

         9. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         10. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

         11. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

         12. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

         13. Tenant shall not bring into or keep within the Project, Building or Premises any animals, birds, bicycles or other vehicles.

         14. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

         15. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         16. Landlord reserves the right to exclude or expel from the Building or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

         17. Tenant shall store all its trash and garbage within the interior of the Premises and, if applicable, shall place the same in appropriate receptacles designated by Landlord within the Project. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal.

         18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         19. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

         20. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

         21. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.

         22. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

         23. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

         24. Food vendors shall be allowed in the Project upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file with Landlord. Under no circumstance shall the food vendor display their products in a public or common area. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Project.

         25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

         26. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

         27. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT E

                                 BROADWAY PLACE

                      FORM OF TENANTS ESTOPPEL CERTIFICATE

         The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of _________,200_ and between [INSERT LANDLORD NAME AND LEGAL ENTITY] as Landlord, and the undersigned as Tenant, for Premises on the ______floor(s) of the Office Building located at

         [INSERT BUILDING ADDRESS] certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _______________.

         3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

         6. Base Rent became payable on _______________.

         7. The Lease Term expires on ________________.

         8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

         9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

         10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

         11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________. The current monthly installment of Base Rent is $____________.

         12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

         13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         Executed at ___________________ on the _____ day of _______________,
200_.

                                           "Tenant":
                                          ______________________________________
                                          a ____________________________________

                                          By: __________________________________

                                          Its: _________________________________

                                          By: __________________________________

                                          Its: _________________________________


                                     E-1